SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No.1 to Form 8-K/A Filed on October 11, 2006

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities

On October 5, 2006, Open Text (the “Company”) committed to a plan (the “Exit Plan”) to primarily terminate employees and abandon real estate facilities, following its acquisition of Hummingbird Ltd (“Hummingbird”) on October 2, 2006.

The Company expects the costs relating to the Exit Plan to be in the range of $32 to $35 million. The significant actions in connection with the Exit Plan and the estimated ranges of costs for each such action are as follows:

	Work force reduction and related costs	Abandonment of real estate facilities, contract termination and other costs
Estimated range of costs	$24.0 million to $26.0 million	$8.0 million to $9.0 million

The Company expects these costs to be incurred with respect to employees and facilities of both Open Text and Hummingbird. The Company expects the significant actions relating to the Exit Plan to be completed substantially by March 31, 2007. Of the total costs related to the Exit Plan the Company currently expects approximately $5 million to be incurred in connection with Open Text.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION
November 8, 2006	By: /s/ Paul J. McFeeters
Paul J. McFeeters Chief Financial Officer